Exhibit 10.2

January 7, 2008

To Jeffrey J. Ritchey

Per the Pro-Dex Board of Director’s compensation committee’s approval on December 4, 2007:

  Your bi-weekly salary is increased to $6,346.15, which equals $165,000 per year as of the first payroll period in 2008, to be paid on or about January 17, 2008.

  In the event that you are terminated involuntarily by the Company without “cause” as defined below, the Company shall pay to you a severance payment equal to (4) four times your then current monthly base salary less applicable withholding as required by law.  Such payment shall be made in equal incremental payments, consistent with the Company’s usual payroll payment periods, over a period of (4) four months immediately following your last day of employment with the Company.  As used herein, the term “cause” means (i) your willful breach or gross neglect of the duties and obligations required of you either expressly or implied; or (ii) your commission of fraud, embezzlement, or misappropriation, involving the Company whether or not a criminal of civil charge is filed in connection with such activity.

/s/ Mark Murphy

Mark Murphy

Chief Executive Officer

Pro-Dex